BATTLE FOWLER LLP
                        A LIMITED LIABILITY PARTNERSHIP
                              75 East 55th Street
                            New York, New York 10022
                                 (212) 856-7000


                                  (212) 856-7000


                                  (212) 339-9150





                                                                   June 3, 1996



Ampex Corporation
500 Broadway
Redwood City, California 94063

      Re:   Registration of 1,150,000 Shares of Class A Common
            Stock


Ladies and Gentlemen:

            We have acted as counsel for Ampex Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a shelf registration statement on Form S-3 (the "Registration Statement"), pursuant to which the Company proposes to register for sale by the Company up to 1,150,000 shares of the Company's Class A Common Stock, par value $0.01 per share ("Class A Stock").

            For purposes of this opinion, we have examined originals or copies of the following:

            1. The Registration Statement, as filed with the Securities and Exchange Commission (the "Commission") on June 3,
1996;

            2. The Amended and Restated Certificate of Incorporation of the Company, as amended to date, incorporated by reference as an exhibit to the Registration Statement (the "Certificate of Incorporation");


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Ampex Corporation
June 3, 1996



            3. By-Laws of the Company, as amended to date, incorporated by reference as an exhibit to the Registration
Statement (the "By-Laws");

            4. Form of Class A Stock Certificate, incorporated by reference as an exhibit to the Registration Statement;

            5. Records of corporate proceedings of the Company as provided to us by an officer of the Company; and

            6. Such other documents as we have deemed necessary as a basis for rendering the opinion herein expressed.

            In rendering the opinions herein expressed we have assumed the genuineness of all signatures, the authenticity of all documents, instruments and certificates submitted to us as originals, the conformity with the original documents, instruments and certificates of all documents, instruments and certificates submitted to us as copies and the legal capacity to sign of all individuals executing such documents, instruments and certificates (the "Documents"). In addition, we have assumed, other than with respect to those signing on behalf of the Company, that all signatories of any Documents have been duly authorized, pursuant to all applicable laws, regulations, corporate charters and governing documents, to execute said Documents. As to facts material to the opinions in this letter, we have relied upon representations of the Company, including, without limitation, the representations made in factual certificates furnished to us by officers and agents of the Company, and upon representations made in any of the other Documents.

            We are not admitted to practice in any jurisdiction but the State of New York and we do not express any opinion as to the laws of states or jurisdictions other than the State of New York and matters of federal law and Delaware corporate law. No opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinions expressed herein under conflicts of law principles or otherwise.

            The opinions in this letter are subject to the following additional limitations, qualifications and exceptions: (i) the effect and application of bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to or affecting creditors' rights generally; (ii) fraudulent conveyance and transfer laws; (iii) the effect and application of general principles of equity, whether considered in a proceeding in equity or at law, including limitations on the availability of equitable

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remedies; (iv) the limitation that no opinion is expressed as to the enforceability of choice of law provisions; (v) limitations imposed by reason of generally applicable public policy principles or considerations, including limitations resulting from such public policy principles or considerations as to enforceability of rights to indemnity and contribution; and (vi) the unenforceability of any provision requiring the payment of attorneys' fees, except to the extent that a court determines such fees to be reasonable, or of liquidated damages, except to the extent that a court determines such damages not to be a penalty.

            On the basis of and in reliance upon the foregoing, and subject to the foregoing limitations, qualifications and exceptions, we are of the opinion that the issuance and sale of up to 1,150,000 shares of Class A Stock by the Company in the manner described in the Registration Statement under the caption "Plan of Distribution" has been duly authorized and, when such shares are so issued and delivered in accordance with the terms of any applicable underwriting agreement or other purchase agreement, and assuming that such shares are issued and sold in accordance with the resolutions to be adopted by the Company's Board of Directors or the Executive Committee thereof upon execution of the applicable underwriting or purchase agreement, and that such shares continue to be duly authorized for issuance, such shares will be validly issued, fully paid and non-assessable.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit thereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

                                          Very truly yours,




                                          /s/ Battle Fowler LLP


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